                                                                  Exhibit 3.1(n)

                                                                         (STAMP)

                            ARTICLES OF ORGANIZATION
                                       OF
                              CANYON REALTY L.L.C.

     The undersigned corporation, acting as organizer of a limited liability company under the Texas Limited Liability Company Act (the "Act"), does hereby adopt the following Articles of Organization for such limited liability company:

     1. NAME. The name of the limited liability company, referred to in these Articles as the "Company," is Canyon Realty L.L.C.

     2. DURATION. The period of duration of the Company is until the close of business on January 1, 2037, unless earlier dissolved in accordance with the regulations of the Company as adopted and amended from time to time ("Regulations") or the Act.

     3. PURPOSE. The purpose for which the Company is organized is to transact any or all lawful business for which limited liability companies may be organized under the Act.

     4. PRINCIPAL PLACE OF BUSINESS IN TEXAS. The address of the Company's principal place of business in Texas is:

               13800 Montfort Drive, Suite 100
               Dallas, Texas 75240

     5. MANAGERS. The Company is to be managed by one or more managers, as that term is used in the Act. The number, and the classes and qualification of, Managers shall be fixed from time to time by or in accordance with the Regulations. The number of initial managers of the Company is three (3). The initial managers shall serve until the first annual meeting of the members of the Company or until any such manager's successor is duly elected. The initial managers are:

Name              Address
----              -------
Bruce Freeman     13800 Montfort Drive, Suite 100 Dallas, Texas 75240

Harry Rosenbaum   13800 Montfort Drive, Suite 100 Dallas, Texas 75240

Seymour Joffe     13800 Montfort Drive, Suite 100 Dallas, Texas 75240

     6. REGISTERED OFFICE AND REGISTERED AGENT. The post office address of the Company's initial registered office is:

               14643 Dallas Parkway, Suite 570 Dallas,
               Texas 75254

     The name of the Company's initial registered agent in Texas at such address is:

               Tim Hagen

     7. NON-UNANIMOUS CONSENTS. Any action required by the Act or the Texas Business Corporation Act to be taken at any annual or special meeting of the members, or any action which may be taken at any annual or special meeting of the members, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of membership interests having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all membership interests entitled to vote on the action were present and voted. Prompt notice of the taking of any action by the members without a meeting by less than unanimous written consent shall be given to those members who did not consent in writing to the action.

     8. NO PREEMPTIVE RIGHTS. No member shall have a preemptive right to acquire any membership interests or securities of any class that may at any time be issued, sold, or offered for sale by the Company.

     9. NO CUMULATIVE VOTING. The right of members to cumulative voting in the election of managers is expressly prohibited.

     10. MANAGER LIABILITY. A manager of the Company shall not be liable to the Company or its members for monetary damages or for an act or omission in the manager's capacity as a manager, except that this Section 10 does not eliminate or limit the liability of a manager to the extent the manager is found liable for (i) a breach of the manager's duty of loyalty to the Company or its members;
(ii) an act or omission not in good faith that constitutes a breach of duty of the manager of the Company or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which the manager received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the manager's office; or (iv) an act or omission for which the liability of a manager is expressly provided by an applicable statute. Any repeal or amendment of this Article by the members of the Company shall be prospective only and shall not adversely affect any limitation on the liability of a manager of the Company existing at the time of such repeal or amendment. In addition to the circumstances in which the manager of the Company is not liable as set forth in the preceding sentences, the manager shall not be liable to the fullest extent permitted by and provision of the statutes of Texas hereafter enacted that further limits the liability of a manager or of a director of a corporation.


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
     11. ORGANIZER. The name and address of the organizer of the Company is:

Name                         Address
----                         -------
Hagen & Parsons,             14643 Dallas Parkway, Suite 570
A PROFESSIONAL CORPORATION   Dallas, Texas 75254

     IN WITNESS WHEREOF, these Articles of Organization have been executed on May 20, 2002, by the undersigned.

                                        HAGEN & PARSONS,
                                        A PROFESSIONAL CORPORATION


                                        BY: /s/ Tim Hagen
                                            ------------------------------------
                                            Tim Hagen, president


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